Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP:26205E107 THIS CERTIFIES THAT [SPECIMEN] is the registered holder of *** fully paid and non-assessable shares of Common Stock, $0.0001 par value, of Drilling Tools International Corporation, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by Its duly authorized officers on this dayj)f . 2023 Secretary Vice President O GOES 501 All Rights Reserved